EXHIBIT 10.18

                            FIFTH AMENDMENT TO LEASE
                            ------------------------

         THIS FIFTH AMENDMENT TO LEASE ("Amendment") is made and entered in to this 24th day of August, 2005, by and between KENNETH SLAMA AND PATTIE SLAMA, ("Lessor"), and MONTEREY GOURMET FOODS, INC., a Delaware corporation ("Lessee").

                                    RECITALS

         A. Lessee's predecessor and Lessor previously entered into that certain Lease dated October 3, 1994, with its attached Addenda ("Addenda"), as amended by a First Amendment to Lease dated February 1, 1995; Second Amendment to Lease dated February 28, 1995; Third Amendment to Lease dated September 12, 1997; and Fourth Amendment to Lease dated February 6, 1998 (collectively, the "Original Lease"), setting forth the terms and conditions of the use and occupancy of the "Premises" therein described.

         B. Paragraph 3.1 of the Original Lease provided for a term of ten (10) years ("Original Term"), which Original Term has since expired.

         C. Paragraph 51 of the Addendum to Lease (attached to the Original Lease as Exhibit 2), grants Lessee two successive ten year options to extend the Original Term.

         D. Lessee has exercised the first option term ("First Option Term") in accordance with Paragraph 51 of the Addendum to Lease.

         NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

                                    AGREEMENT

1. Incorporation of Recitals: The above Recitals are true and correct and are incorporated herein by this reference.

2. First Option Term Commencement Date: The First Option Term shall commence, retroactively, on October 4, 2004.

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3.       Base Rent: Paragraph 4.1 of the Original Lease is modified as follows:
Effective as of the First Option Term Commencement Date, Base Rent for the First Option Term shall be $0.87 per square foot, in accordance with the Appraisal. The square footage of the building being leased is 45,501. Operating Expense charges are additionally payable monthly along with a management fee equal to 3% of the base rent.

4. Mutual Acknowledgement of Non-Default: Lessor and Lessee each acknowledge, as of the date of execution of this Fifth Amendment and letter of agreement dated August 11, 2005, that neither party is in default under the Original Lease. Additionally, each party hereby expressly waives any and all prior defaults which could have been prosecuted or asserted against the other, and each party agrees to release and hold each other harmless for any and all such claims, except with respect to any defaults arising under this Fifth Amendment or events that occur after execution of this 5th amendment.

5. No Other Changes: Except as hereinabove described, the Original Lease is and shall remain in full force and effect without modification. Any and all references to the "Lease" shall be deemed to refer to the Original Lease as amended and as modified by this Fifth Amendment.

6. Fax Signatures; Counterparts: This Amendment may be signed in counterpart. Faxed signatures shall be effective and deemed to have the same validity as original signatures.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

         LESSOR:


         /s/ KENNETH SLAMA
         --------------------------------------
         Kenneth Slama


         /s/ PATTIE SLAMA
         --------------------------------------
         Pattie Slama




         LESSEE:

         MONTEREY GOURMET FOODS, INC., a Delaware corporation

         By: /s/ JAMES M. WILLIAMS
             ----------------------------------

         Title: President
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